Period Ended December 31, 2005

John Hancock Capital Series

John Hancock Allocation Core Portfolio
Series -  1
NAV per share - Class C   $10.04
NAV per share - Class R   $10.04
Dividends from net investment
income
Per share - Class C       $0.0868
Per share - Class R       $0.1010

John Hancock Allocation Growth + Value Portfolio
Series -  2
NAV per share - Class C   $10.26
NAV per share - Class R   $10.26
Dividends from net investment
income
Per share - Class C       $0.0339
Per share - Class R       $0.0412

John Hancock Core Equity Fund
Series -  3
NAV per share - Class C   $27.90
NAV per share - Class I   $30.37

John Hancock U.S. Global Leaders Growth Fund
Series -  4
NAV per share - Class C   $27.75
NAV per share - Class I   $28.74
NAV per share - Class R   $28.35

John Hancock Classic Value Fund
Series -  5
NAV per share - Class C   $24.42
NAV per share - Class I   $24.69
NAV per share - Class R   $24.63
Dividends from net investment
income
Per share - Class I       $0.1998
Per share - Class R       $0.0338
Dividends from net realized gain
Per share - Class C       $0.2978
Per share - Class I       $0.2978
Per share - Class R       $0.2978

John Hancock Large Cap Select  Fund
Series -  6
NAV per share - Class C   $17.39
NAV per share - Class I   $17.62
NAV per share - Class R   $17.54
Dividends from net investment
income
Per share - Class I       $0.1112
Dividends from net realized gain
Per share - Class C       $0.3691
Per share - Class I       $0.3691
Per share - Class R       $0.3691